EXHIBIT 10.35

                                                                  Signature copy
                                                               Contract No: 4703

THIS AGREEMENT is made the     29           day of      April               2004


BETWEEN:-

(1) VIDEO COLLECTION INTERNATIONAL LIMITED (registered in England No 1924997) of 76 Dean Street, London, W1D 3SQ ("Licensee")

(2) PEAK ENTERTAINMENT LIMITED (registered in England No 4325429) of Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, DE45 1DL ("Licensor")

NOW IT IS HEREBY AGREED as follows:

SPECIAL CONDITIONS

1.       Programme

         Monsters In My Pocket ("MIMP") the 26 by 30 minutes TV Series including the Special Programme as they are more particularly described in Schedule One.

2.       Rights

         Exclusive Videogram Rights.

3.       Term

7        (Seven) years from first release of a Videogram hereunder.

4.       Sell-Off

         6 (Six) months.

5.       Territory

         United Kingdom and Eire.

6.       Language

         English.

7.       Advance

7.1 (pound)100,000 (one hundred thousand pounds sterling) fully recoupable from the Royalty payable by means of Bank Transfer into the Bank Account detailed in clause 9 below.

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8.       Payment

8.1 20% (Twenty per cent) on signature of the Agreement and on receipt by VCI of all contracts relating to the commissioning funding and exploitation of the Programme including the Broadcast agreement between the Licensor and GMTV;

8.2 10% (ten per cent) on broadcast of the Special Programme (being the first two episodes of the series) by GMTV;

8.3 10% (ten percent) on commencement of a fast food promotion with Pizza Hut, Kentucky Fried Chicken, Burger King or a major cereal promotion;

8.4 10% (ten per cent) on the launch of at least 5 (five) Toy Lines in a minimum of 10 (ten) stock keeping units;

8.5 20% (twenty per cent) on completion of broadcast by GMTV of the first 13 episodes of the Series;

8.6 30% (thirty per cent) on completion of broadcast by GMTV of the second 13 episodes of the Series.

9.       Royalty

         15% (fifteen per cent) of Gross Receipts subject always to the provisions of clause 8.

10.   Bank Account

         ACCOUNT NAME:                PEAK ENTERTAINMENT LTD
         BANK:                        LLOYDS TSB
         ADDRESS:                     THREADNEEDLE STREET
         BRANCH:                      LONDON
         SORT CODE:                   30-00-09
         ACCOUNT NUMBER:              02560768

11.      Currency of Account

         Sterling

12.      Delivery Date

         Not later than 6 (six) months following signature unless otherwise agreed.

13.      Synchronisation Licence

         The Licensor in accordance with the warranties provided in clauses
         7.1.6 and 7.1.18 shall obtain all necessary permissions and make all payments in respect of all of the music contained within the Programme and shall provide a copy of all synchronisation licences, if any, to the Licensee as part of the Delivery Materials.

14.1     Conditions Precedent

14.1 The following are conditions precedent of this Agreement and for the avoidance of doubt the Licensee shall be entitled to terminate this Agreement pursuant to clause 11 in the event that any or all the conditions are not met:

14.1.1 The Licensor will procure that GMTV will transmit the Special Programme nationally in the fourth quarter 2004 or by the latest the first quarter 2005 and the balance of the first thirteen episodes nationally by the second quarter 2005 (one episode per week in a Saturday/ Sunday morning slot;

14.1.2 The Licensor will enter into a master toy licence with Character Options who will launch 5 (five) Toy Lines (comprising the Collectible Figures and other related products including but not limited to the products outlined in schedule 4 attached) across 10 (ten) stock keeping units during the summer of 2004 which will be supported by a (pound)300,000 (three hundred thousand pounds sterling) advertising campaign;

14.1.3 the Licensor will arrange for the development, manufacture and distribution of 48 different collectible figures (2.5" in height) based on the characters from Series One ("the Collectible Figures"). A further 48 Collectible Figures will be developed for release or for promotional items.

15       Marketing Commitment

15.1 The Licensor hereby warrants that the MIMP launch will be supported by a marketing campaign costing (pound)500,000 (five hundred thousand pounds sterling) which will include but not be limited to;

15.1.1   a television advertising campaign;

15.1.2   a national and consumer press campaign;

15.1.3   a cereal promotion with Weetabix or some other major cereal producer;

15.1.4 a fast food promotion with either Pizza Hut, Kentucky Fried Chicken or Burger King);

15.1.5   integrated retail promotions;

15.1.6 a promotion in the News of the World magazine or another national newspaper;

         in respect of each of which the Licensor will provide maximum notice to the Licensee so that the Licensee can co-ordinate its own marketing and sales of the Videogram so as to maximise revenues hereunder.

15.2 The marketing strategy for MIMP will be developed and agreed in consultation with all major collaborators including the Licensee.

16       Publishing

16.1 Titan Publishing or another major publishing partner will launch the MIMP comic and will release a MIMP book in 2005..

17       Other Broadcast

17.1 In addition to the Broadcast licence which the Licensor has secured with GMTV the Licensor is at the time of signature hereof in negotiation with Cartoon Network and CITV to broadcast the Programme in the UK

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GENERAL CONDITIONS

1.       DEFINITIONS

         In this Agreement the following words and expressions shall have the following meanings.

1.1      "Accounting Dates"

         30 (thirty) days in arrears.

1.2      "Accounting Period"

         Periods of 3 (three) months to 31 March 30 June 30 September and 31 December in each year commencing with the accounting period after release or supply of the first Videogram hereunder.

1.3      "Advance"

         The advance if any set out in clause 7 and payable in accordance with clause 8 of the Special Conditions recoupable by the Licensee from the Royalty and from any other sums payable to the Licensor hereunder.

1.4      "Broadcast"

         Broadcast shall consist of, whether digital or analogue, over-the-air broadcast (including free and pay TV), cable television transmission, satellite transmission, cable retransmission, closed circuit, and laser or microwave transmission, where the broadcast is for reception on a television receiver and the Programme is intended to be received by more than one television simultaneously, irrespective of whether a charge is made for such reception and viewing and irrespective of whether the signal carrying the Programme is encrypted.

1.5      "Delivery"

         Physical delivery of all the Delivery Material technically acceptable to the Licensee on the Delivery Date at the cost of the Licensor to the Licensee or as the Licensee may in writing otherwise direct

1.6      "Delivery Date"

         The delivery date set out in the Special Conditions.

1.7      "Delivery Material"

         The material relating to the Programme short particulars of which are set out in Schedule Two.

1.8      "Errors and Omissions Insurance"

         That policy (if any) taken out by the Licensor short particulars whereof are set forth in Schedule One.

1.9      Figurines

         The figurines described in Special Condition 14.1.3.

1.10     "Gross Receipts"

         All sums actually received by the Licensee in the United Kingdom derived from the exploitation of the Videogram Rights excluding the sums specified in clause 8.5.

1.11     "Holdback"

         Intentionally deleted.

1.12     "Interactive Product"

         An Interactive Product shall be a product based on, derived from, or referring to the Programme which makes use, in whole or in part, of some or all of the elements or materials from the Programme, including without limitation the Programme's title, design, styling, dialogue, characters, character names, plot, scenes, soundtrack, and music, and where:

(a) the Interactive Product contains material substantially in addition to the Programme; and

(b) either the Interactive Product is substantially more interactive than the Programme or the Interactive Product is substantially more multilinear than the Programme; and

(c) the Interactive Product does not compete with, or act as a substitute for, a Videogram of the Programme.

         Where the Interactive Product does compete with or act as a substitute for a Videogram of the Programme or where the Interactive Product does not conform with (a), (b) and (c) of this clause (which the Licensee shall in its sole discretion decide) the Interactive Product shall be deemed to be a Videogram the rights to which have been granted to the Licensee pursuant to this Agreement.

1.13     "Non-Theatrical"

         The screening of the Programme to audiences by organisations not primarily engaged in the business of exhibiting programmes to the public and whose objects are educational, social, cultural, religious, penal or charitable; and shall include Red Cross facilities, government and military installations of the Territory wherever situated, and oil fields and oil rigs belonging to the Territory.

1.14     "Principal"

         Morrison Entertainment Group Inc of 1334 Parkview Avenue, Suit 300, Manhattan Beach, California 90266 USA.

1.15     "Private Viewing"

         All use or viewing of the Videogram which is not Theatrical or Broadcast [and excluding viewing of the Programme where a fee is charged for admission of the viewer's physical person to the place where the Programme is shown.]

1.16     "Programme"

         The programme detailed in the Special Conditions short particulars of which are set out in Schedule One.

1.17     "Proprietor"

         The proprietor of the Trade Marks as set out in Part 1 of Schedule Two.

1.18     "Publicity Material"

         All publicity material relating to the Programme in the possession of or to which the Licensor has access at any time during the Term short particulars of which are set out in Schedule Two.

1.19     "Royalty"

         The percentage of the Gross Receipts specified in the Special
         Conditions.

1.20     "Sell-Off Period"

         The period set out in the Special Conditions.

1.21     "Term"

         That period set out in the Special Conditions or as extended or earlier terminated pursuant to this Agreement.

1.22     "Territory"

         That territory specified in the Special Conditions including all ships oil rigs aircrafts and passenger transportation wheresoever located serviced from or flying the flag of each country in the Territory and all camps bases or similar establishments of the armed forces and diplomatic establishments wheresoever located of each country in the Territory.

1.23     "Theatrical"

         The exploitation of the Programme in 70mm, 35mm, or 16mm film copy only in conventional or drive in theatres open to the public on regularly scheduled basis where a fee is charged for admission to view the Programme.

1.24     "Third Party Shares"

         All sums paid or payable:

(a) arising from the exploitation of the Programme on Videograms including expressly but not limited to synchronisation and mechanical fees and payments (if any) and re-use fees and residuals (if any) dubbing and sub-titling payments under any agreements with any parties who rendered services supplied goods rights or made available finance in connection with the original production and delivery of the Programme or under any union and/or guild collective bargaining agreement;

(b) arising from the exploitation of the Programme including but not limited to sums payable in respect of rental and lending rights, whether collected by or on behalf of authors, directors, performing artists, phonogram producers, programme producers, collecting societies, or any other persons or bodies.

1.25     Toy Lines

         The Toy Lines described in Special Condition 14.1.4.

1.26     "Trade Marks"

         The logos, trade marks, service marks and names if any set out in Part 2 of Schedule Two which the Licensee is entitled to use in accordance with Part 3 of Schedule Two

1.27     "Videogram Rights"

         The right to manufacture Videograms and to sell, rent, deliver, supply or exploit by any means Videograms for the purpose of Private Viewing anywhere in the Territory (whether at home, office, place of business or work, or any fixed, changing, or moving place or places) save that the Videogram Rights shall not include the right to exploit the Programme by Broadcast, Theatrically, or Non-Theatrically, or to develop or exploit an Interactive Product based on or deriving from the Programme. The Videogram Rights shall include without limitation the right to exploit, distribute, communicate and supply the Videograms as premiums and to obtain sponsorship of the Videograms.

1.28     "Videograms"

         Any device, mechanism, set of techniques or technology, whether digital or analogue or a combination thereof, whether now known or hereafter invented, by which the Programme or part of the Programme, alone or in conjunction with other material or copyright works (whether audiovisual or non-audiovisual), with or without sound, may be perceived, reproduced, or otherwise displayed or communicated (whether encrypted or unencrypted), either directly or with the aid of a machine, computer, communications system, telecommunications system (wireless or non-wireless) or other system or device (and including any combination or plurality thereof), whether or not remotely accessed, whether portable or not portable, irrespective of platform or format, including without limitation videocassette, VHS cassette, Sony 8 cassette, tape, videodisc, DVD, CDROM, CD Digital, laser disk, optical disk, compact disc, magnetic disk, card, smartcard, cartridge, computer, hologram, or any electronic or magnetic or other device whatsoever. For the avoidance of doubt this definition shall be deemed to include any device utilised in the so-called video-on-demand and near-video-on-demand area of exploitation.

1.29 Expressions used herein shall unless the context otherwise requires have the meanings attributed thereto by the Copyright Designs and Patents Act l988 as amended or superseded from time to time.

2.       LICENCE

2.1 In consideration of the undertakings of the Licensee in clause 7 hereof the Licensor hereby:-

2.1.1 irrevocably grants to the Licensee on a sole and exclusive basis the Videogram Rights free and clear of all rights including without limitation moral rights and the non-exclusive right to distribute exhibit and exploit Publicity Material in each case throughout the Territory and during the Term;

2.1.2 undertakes to effect Delivery on the Delivery Date so that time shall be of the essence.

2.2 The Videogram Rights shall include without limitation the sole exclusive and irrevocable right (except in the case only of the Publicity Material where the rights granted hereunder will be non-exclusive) to combine the Videograms and the Publicity Material (including without limitation other programmes or trailers) together with the sole exclusive and irrevocable right to authorise or license any third party to exercise the Videogram Rights or any of them in its sole discretion.

2.3 The Licensor confirms and agrees that the Licensee shall have the right to insert the logo trademarks and quality control message of the Licensee (whether or not audio-visual) in the Videograms and on all packaging thereof and the right to use the name tradename trademark biography voice and likeness of all persons connected with the Programme and Delivery Material and/or the Publicity Material in connection with the rights granted hereunder. The Licensee may include third party advertising and/or promotional material in the Videograms distributed by Licensee.

2.4 The Licensee may cut or alter the Programme for the purposes of censorship time compression and segmentation and change the title of the Programme and may with the consent of the Licensor (which shall not be unreasonably withheld and shall be deemed irrevocably to have been given 7 (seven) days after written request from the Licensee unless within such time withheld for good and valid reason) cut alter and adapt the Programme.

2.5 The Licensee shall have the right to use excerpts from the Delivery Material in all media and to make prints of scenes from the Programme for printed advertising and publicity material and for use on packaging and the like and the right to produce synopses from the Programme and underlying material not exceeding 5,000 (five thousand) words in length and to authorise others to do any of the foregoing.

3        EXTENSION OF TERM

3.1 The Licensee shall have the right of first negotiation to extend the Term and the Licensor and the Licensee shall negotiate in good faith for a period of 30 (thirty) days such negotiations to commence at least 60 (sixty) days before the end of the Term and if the parties cannot agree within such 30 (thirty) days period on the terms of the subsequent grant the Licensor shall be entitled to negotiate with third parties provided that the Licensee shall be given a right of last refusal to match the financial terms offered to or by the third party which the Licensor intends to accept to be exercised within l4 (fourteen) days of notification of the offer to or by the third party and provided that if the Licensee shall reject such right to match such terms the Licensor shall not conclude any agreement with a third party other than on the terms offered to and rejected by the Licensee unless it again offers the terms upon which it proposes to conclude any such agreement with a third party to the Licensee and the above procedures shall continue to apply.

4        SEQUEL

4.1 In the event that the Licensor wishes to grant Videogram Rights to any sequel or remake or any programme in the same series or based on one or more of the characters of the Programme the Licensee shall have the right of first negotiation and last refusal and the procedure set out in clause 3.1 shall apply.

5        SELL OFF

5.1 At the end of the Term the Licensee shall have the right during the Sell-Off Period to exploit Videograms manufactured prior to the end of the Term.

6.       LICENSOR'S WARRANTIES

6.1 The Licensor hereby warrants and undertakes to and with the Licensee that:

6.1.1 the Licensor has the right to enter into and perform this Agreement and grant to the Licensee all of the rights and licences herein granted and has not entered into and will not enter into any arrangement or do any act or thing which would cut down inhibit restrict or impair the free and unrestricted exercise by the Licensee of its rights hereunder;

6.1.2 no liens encumbrances claims or proceedings exist or shall exist during the Term affecting the Programme or the grant of rights hereunder;

6.1.3 the copyrights in the Programme, Delivery Material and Publicity Material are and will be valid and subsisting during the Term and the Sell-Off Period in the Territory and the Licensor shall secure register renew extend and protect all such copyrights as may be necessary;

6.1.4 without prejudice to the Licensor's obligations in clause 6.1.3, the Licensee shall have the right to take all necessary steps (including registration of copyright where the Licensee shall deem necessary) to have the copyright in the Programme the Delivery Material and the Publicity Material and the Licensee's rights hereunder protected throughout the Territory during the Term;

6.1.5 nothing contained in the Programme the Delivery Material or the Publicity Material is obscene libellous or defamatory or incapable of classification by the BBFC by reason of obscenity and the exercise by the Licensee of the rights granted hereunder will not infringe the copyright trademark trade name service marks literary artistic dramatic rights moral rights personal or property rights or rights of privacy or other rights whatsoever of any third party;

6.1.6 the Licensor will deliver the Delivery Material to the Licensee free and clear of all Third Party Shares and obtain prior to Delivery all necessary consents and licences to enable the Licensee to exercise the Videogram Rights without further payment (save as may be required in respect of any public performance of the music in the Programme) whether by way of mechanical copyright royalties or otherwise;

6.1.7 the Licensee will not incur any liability whatsoever in connection with the exploitation by the Licensee of the rights herein granted save as expressly provided herein;

6.1.8 the Delivery Material complies with all screen and advertising credit obligations to third parties in connection with the Programme and the Delivery Material;

6.1.9 the Delivery Material is in first class condition and of suitable technical quality to enable without further process thereto or expenditure thereon the production therefrom of Videograms of first class technical quality;

6.1.10 all material created by the Licensee hereunder shall at all times be and remain the sole and absolute property of the Licensee;

6.1.11   the particulars of the Programme set forth in Schedule One are correct;

6.1.12 the Licensor shall keep in force the Errors and Omissions Insurance if any and shall name the Licensee as additional insured on the policy;

6.1.13 in the event that the Licensor's right title and interest in the Programme derives from a licence agreement with the owner of the copyright ("Owner") in the Programme ("Licensor's Agreement") the exercise by the Licensee of the Videogram Rights shall survive any termination of the Licensor's Agreement and the Owner shall on termination of the Licensor's Agreement take an assignment of this Agreement from the Licensor. The Licensor shall provide the Licensee on Delivery with an undertaking from the Owner to give effect to the provisions of this clause;

6.1.14 in the event that this Agreement is terminated for any reason whatsoever prior to the end of the Term the Licensor agrees that any licences entered into by the Licensee prior to the termination of this Agreement shall continue in full force and effect and the Licensor shall take an assignment of any such licences;

6.1.15 all warranties and undertakings made by the Licensor shall survive the performance or termination of this Agreement;

6.1.16 the Licensor will do all such acts and execute all such documents as the Licensee shall reasonably require to secure enforce or protect the Videogram Rights;

6.1.17 the Licensor as part of the Delivery Materials shall provide a synchronisation licence in respect of all copyright musical compositions and other material embodied in the Programme to enable the Licensee to exploit all rights granted hereunder for the Term throughout the Territory.

7        LICENSEE'S UNDERTAKINGS

7.1      The Licensee will in its sole discretion use all reasonable efforts:-

7.1.1 to exploit the Videograms in the Territory and in connection therewith shall have the right to decide whether and when to commence or discontinue the manufacture sale communication supply and rental of the Videograms and to fix and alter the prices of such Videograms;

7.1.2 to include on all Videograms the copyright notice credits and logos notified to the Licensee by the Licensor on or before Delivery and to include copyright infringement warning either in the form provided by the Licensor or in the Licensee's standard form provided that no inadvertent failure by any licensee of the Licensee shall be a breach of this Agreement and the Licensor's remedy and those of any person with whom the Licensor shall have undertaken to accord credit for any breach by the Licensee shall be limited to damages.

8        REMUNERATION

8.1 As full and final consideration for the rights granted by the Licensor to the Licensee hereunder and subject to the complete compliance by the Licensor with the provisions of this Agreement the Licensee undertakes to pay to the Licensor:-

8.1.1 the Advance which shall (if and to the extent already paid) be returnable forthwith and in full in the event that the Licensor shall fail to effect Delivery in accordance herewith;

8.1.2 the Royalty subject first to the recoupment by the Licensee from the Royalty of the Advance.

8.2 No Royalty shall be payable in respect of Videograms sold or distributed or supplied for promotional or publicity purposes or as overstock or deletions or "free" "no charge" or "bonus" Videograms (whether or not intended for sale).

8.3 The Royalty shall be reduced to 50% (fifty per cent) of the otherwise applicable Royalty in respect of sales of Videograms where the Gross Receipts are 50% (fifty per cent) or less of the published dealer price or in respect of Videograms distributed directly to consumers including without limitation through direct mail or mail order distribution, club sales or electronic equivalents.

8.4 The Royalty shall apply to 100% of Gross Receipts derived from exploitation of the Videogram Rights. Gross Receipts in this clause 8.4 shall mean after deduction of the sums specified in clause 8.5.

8.5 Gross Receipts shall not include advances minimum guarantees and security deposits until earned or forfeited. There shall be deducted from Gross Receipts all refunds, credits for returns, discounts, costs (and proceeds) of infringement, and sales and similar taxes. The Licensee shall further be entitled to deduct from Gross Receipts any costs incurred by the Licensee in respect of censorship, in making foreign versions where foreign language rights are granted and in producing any Delivery Material not Delivered by the Licensor hereunder.

8.6 The Royalty on a Videogram containing the Programme and other audiovisual works not the subject of this agreement shall be determined by apportionment based on the actual playing time of the Videogram and the Programme.

8.7 In respect of the exercise of sponsorship and premium rights the Royalty shall be 25% (twenty-five per cent) of Gross Receipts derived from sponsorship and premium exploitation. There shall be no limit on the number of Videograms exploited as premiums.

8.8 Notwithstanding the warranties of the Licensor any Third Party Shares that the Licensee deems necessary to pay in connection with the exploitation of the Videogram Rights shall be treated as an accretion to the Advance.

8.9 The Licensee shall be entitled to cross-collateralise the Advances Gross Receipts and the Royalty payable under this Agreement in respect of all of the Programmes under this Agreement and under any other agreement between the parties and/or the parties' holding subsidiary and associated companies.

9        ACCOUNTS

9.1 The Licensee shall on each Accounting Date render to the Licensor a statement showing the number of Videograms sold or supplied and all monies calculated by the Licensee to be due to the Licensor hereunder in respect of the preceding Accounting Period such statement to be in the Licensee's customary form and accompanied by payment of the amounts shown therein to be owing. If the statement shows that less than (pound)50 (fifty pounds sterling) is due to the Licensor the said sum shall be paid when the next statement is delivered which provides for a payment together with the sum previously due to the Licensor of more than (pound)50 (fifty pounds sterling).

9.2 In the event that any taxes or levies are required to be paid by the Licensee or any of its licensees or exchange control regulations prevent the remittance to the Licensee or the Licensor of royalties in respect of Videograms sold or supplied hereunder the Licensee shall as appropriate deduct from the Royalty sums equivalent to the amount of such tax or levy or where legally permissible enforce payment into an account designated by or opened in the name of the Licensor at the Licensor's cost in any country where so called "blocked funds" are situate

9.3 The Licensee shall be entitled to maintain a reserve of 25% (twenty-five per cent) of Gross Receipts against returns such reserves to be liquidated within 4 (four) Accounting Periods.

9.4 Foreign currency shall be converted at the same rate of exchange as the Licensee received payment

9.5 The Licensee shall keep books of account relating to the exploitation of its rights hereunder and the Licensor or its representative being a Chartered Accountant not otherwise engaged on an audit of the Licensee or any of its holding associated or subsidiary companies shall have the right at the Licensor's cost not more than once a year during normal business hours and on 20 (twenty) days notice to inspect and take copies of such books of account insofar as such books relate to the sale and other distribution of Videograms hereunder and monies payable to the Licensor hereunder. Statements rendered to the Licensor shall be deemed correct and shall be conclusive and binding upon the Licensor unless notice is given objecting to such statement within 12 (twelve) months from the date of the statement and an inspection is commenced not later than 90 (ninety) days from the date of the notice of objection. If the Licensor's inspection has not been completed within l0 (ten) business days after commencement the Licensee may require the Licensor to terminate such inspection at any time upon 3 (three) business days notice. The Licensee shall be furnished with a copy of the report of the audit or inspection within l0 (ten) business days after completion of the audit or inspection. In the event that such audit or inspection reveals a deficiency in monies paid to the Licensor hereunder the Licensee shall not be in breach of its obligations hereunder unless following 20 (twenty) business days after receipt of the report from the Licensor it shall have failed to make payment of such sum or contested such report. In the event that such audit or inspection reveals a deficiency in monies paid to the Licensor hereunder of more than l0% (ten per cent) of sums payable in the relevant period or (pound)5,000 (five thousand pounds sterling) whichever is the greater the Licensee shall pay the Licensor's reasonable pre-determined costs of such audit.

10       INDEMNITY

10.1 The Licensor will indemnify and keep fully indemnified the Licensee and its licensees from and against all actions proceedings costs claims damages and demands (including without limitation legal expenses) howsoever and wheresoever incurred or arising or paid by or awarded against the Licensee in respect of or arising directly or indirectly out of any actual threatened or alleged breach or non-performance by the Licensor of all or any of the Licensor's undertakings and warranties or obligations hereunder and the exercise by the Licensee of its rights hereunder.

10.2 Each party shall promptly notify the other of any claim action or proceeding brought against it in connection with the subject matter of this agreement. The Licensor shall defend any such claim action or proceeding at its own cost. If the Licensor shall fail to defend any such claim action or proceeding within 7 (seven) days of notice thereof the Licensee shall be entitled to defend or take steps to defend or settle such claim action or proceeding in the Licensee's and/or the Licensor's name at the Licensor's cost (including without limitation legal fees and expenses) and to retain any damages which shall not be Gross Receipts provided that the Licensor shall at the Licensor's cost fully assist the Licensee in connection with any such claim action or proceeding. The Licensee shall also be entitled to engage its own solicitors and counsel if the Licensor defends the action but if the Licensor fulfils its obligation to defend the claim action or proceeding the costs of the Licensee's solicitors and counsel shall be borne by the Licensee.

11       TERMINATION

11.1 In the event that the Licensor is in breach of any of its obligations hereunder and fails to remedy any such breach if capable of remedy within l4 (fourteen) days of a request by the Licensee or if the Licensor shall make any assignment for the benefit of creditors or composition or if any action or proceeding under any bankruptcy or insolvency law is taken against the Licensor and is not forthwith dismissed or if the Licensor shall effect a voluntary or compulsory liquidation (other than for the purposes of re-construction or amalgamation) the Licensee shall be entitled forthwith to terminate this Agreement. In the event of a termination the Licensor shall immediately pay to the Licensee an amount equal to the excess of the Advance paid over the accrued Royalties (if any) without prejudice to any other rights or remedies of the Licensee.

11.2.1 Save as set out in clause 11.2.2 in the event that the Licensee is in default or in breach of any of its obligations under this Agreement and shall fail to remedy the default or breach within 30 (thirty) days of written notice specifying the breach and the steps required to remedy the breach the Licensor's remedy shall be limited to an action at law for damages and in no event shall the Licensor be entitled to rescission termination injunction or other equitable relief. The Licensor's damages shall be limited to the amount of the Advance and the Royalties payable at the date of judgment by the court or settlement.

11.2.2 The Licensor shall only be entitled to terminate this Agreement in the event that the Licensee fails to pay the Advance and fails to remedy such breach after 30 (thirty) days notice as aforesaid provided that any such termination shall not affect the rights of any licensee of the Licensee.

11.3 In addition to all other rights and remedies the Licensee may have if the Licensor shall be in breach of this Agreement and the Licensor shall not have remedied such breach if capable of remedy within l4 (fourteen) days of notice of the breach and the Licensee shall thereby suffer loss or damage the Licensee shall have the right to suspend payments of the Royalty and the Advance under this Agreement and under any such other agreement between the parties and/or their holding subsidiary or associated companies until such time as such loss or damage shall have been quantified by agreement or in default of agreement by the Court. The Licensee shall further be entitled to retain the Royalty and the Advance under this Agreement and any other agreements between the parties in discharge of any liability of the Licensor for damages or costs as so quantified.

11.4 The Licensee may exercise any and all set-off and similar rights and withhold and reserve from any sums payable to the Licensor under this Agreement or any other agreement between the parties and/or their holding subsidiary and associated companies sums reasonably sufficient to secure the Licensee against the Licensor's liability under this Agreement or under any other agreement between the parties and/or their holding subsidiary and associated companies.

12       NO WAIVER

         No waiver by either party hereto of any breach of any of the terms or conditions of this Agreement in a particular instance shall be deemed or construed to be a waiver of any preceding or succeeding breach of the same or any other terms or conditions. All rights remedies undertakings and obligations contained in this Agreement shall be cumulative and none of them shall be in limitation of any other rights remedies undertakings or obligations of either party.

13       NO PARTNERSHIP

         This Agreement shall not be deemed to constitute a partnership or a joint venture between the parties.

14       ASSIGNMENT

         The Licensee shall have the right to assign sub-licence sub-contract or charge the whole or any part of its rights hereunder. The Licensor shall not have the right to assign sub-licence or charge the whole or any part of this Agreement.

15     NOTICE

15.1 All communications between the parties with respect to any of the provisions of this Agreement shall be sent to the addresses set out at the head of this Agreement or to such other addresses as maybe notified by the parties for the purpose of this clause by hand or by pre-paid registered or recorded delivery post or by telex facsimile transmission or other electronic means of written communication with immediate confirmation by letter.

15.2 Communications which are sent or despatched in accordance herewith shall be deemed to have been received by the addressee at the times stated:

         by post - two business days after despatch;

         by telex facsimile transmission or other electronic means of written communication - the close of business of the addressee of the communication next following the business day on which the communication has been sent;

         by hand - on delivery;

         by airmail - five business days after despatch.

15.3 In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed stamped and posted by registered or recorded post facsimile transmission or other electronic means of written communication the production of a telex bearing the telex answerback of the party served or the facsimile transmitter confirmation slip will constitute proof of service.

15.4 Communications addressed to the Licensee shall be marked for the attention of Head of Legal and Business Affairs.

16       CONFIDENTIALITY

         Licensor shall keep confidential and shall not disclose to any third parties (other than professional advisers and in the case of the Licensor its licensor where necessary) any matters relating or incidental to this Agreement or to the business of the other party.

17       FORCE MAJEURE

         Notwithstanding anything contained in this Agreement in the event of this Agreement being rendered wholly or partially impossible of performance by either party for any reason beyond its reasonable control (including but not limited to war invasion act or foreign enemy hostilities where war be declared or not civil war or strife rebellion strikes lock-outs or other industrial disputes or actions acts of God acts of government) then such non-performance shall not be deemed to constitute a breach of this Agreement. The Term shall be extended by the period of force majeure.

18       SEVERABILITY

         If any provision of this Agreement shall be prohibited by or adjudged by a court to be unlawful void or unenforceable the same shall to the extent required be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement and shall in no way affect any other circumstances or the validity or enforceability hereof.

19       ENTIRE AGREEMENT

19.1 This Agreement and Schedules attached contains the full and complete understanding between the parties and supersedes all prior agreements and understanding whether written or oral appertaining thereto and any amendments changes or modifications shall have legal effect only if set out in writing and signed by both parties.

20       SPECIAL CONDITIONS TO PREVAIL

20.1 In the event of any conflict between these General Conditions and the Special Conditions attached hereto the Special Conditions shall prevail.

21       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

21.1 No person who is not a party to this Agreement shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

22       LAW

22.1 This Agreement shall be construed in accordance with and governed by the laws of England and the non-exclusive jurisdiction of the English courts.

AS WITNESS the hands of the duly authorised representatives of the parties the day and the year first before written

/s/
------------------------------------------------------------
For and on behalf of Video Collection International Limited




/s/
------------------------------------------------------------
For and on behalf of Peak Entertainment Limited

                                   SCHEDULE 1

                                  THE PROGRAMME

         Description

1. Title: Monsters In My Pocket Series One Content: Fully rendered 3D CG Children's action/adventure.

         Jason, our young hero, and his friend Diana team up with the immortal wizard Warlock in order to defeat Warlock's evil twin brother Morlock in a magical Quest to capture Monsters of myth and legend. The Monsters (e.g. Vampire, Werewolf, Mad Scientist, Invisible Man) have been cast all over the globe and shrunk to just six inches tall. A human scream causes them to grow. The two groups are now in a desperate race to capture all the Monsters, for whoever captures all the Monsters will win the Quest for Ultimate Power!

         Duration:                  26 x 26"minutes episodes as follows:
                                    Special Programme:        1 x 52"
                                    First release:            11 x 26" Episodes
                                    Second release: 13 x 26" Episodes
         Colour:                    Yes
         Director:                  tba
         Principal Artists:         tba

2.       Credit Obligations

         Copyright Notice:   (C) 2004 Morrison Entertainment Inc

         Credit: Released by Video Collection International under exclusive licence from Peak Entertainment Limited.

3.       Errors and Omissions

         Policy No:
         Company Cover:
         Amount Deductible:
         Limitations:

                                   SCHEDULE 2

                               DELIVERY MATERIALS

1. Digi Beta format 4.3 (VHS) and 16.9 (DVD) aspect ratio master videotape of the Programme in colour printed or made from a duplicate of the original picture and sound negative material of the programme fully cut and colour corrected main and end titled edited scored and assembled with sound track thereon in perfect synchronisation with the photographic action and technically fit and ready for the production therefrom of Videograms of first class technical quality to broadcast standard.

2. Original or certified copies of all documents relating to the title of the Licensor in the Programme which delivery requirement shall be deemed not to have been fulfilled unless the Licensor shall have executed all such further documents of whatever nature as may be required by the Licensee in its sole discretion with all third parties in order to secure and perfect the right and title of the Licensor and to authorise and enable the unrestricted and unimpaired exercise by the Licensee of the rights herein granted.

3. A list of all contractual screen and advertising credit obligations in respect of the Programme and copies of the relevant contractual provisions

4. Two copies of the cue sheet of the music recorded and included in the Programme (by sequence titles, or by titles of compositions, if titled) and including timing on each piece of music and full details of composers lyricists arrangers publishers and other copyright holders and synchronisation licences authorising the exploitation in the Territory during the Term of the Videogram Rights.

5. All publicity material of whatever description including without limitation at least l0 colour and 20 black and white still photographs trailers and biographical material in the possession of the Licensor or from time to time during the Term created by the Licensor or its licensees or licensor.

6. All out-takes and cover shots for the purposes of their substitution as appropriate in the version delivered under Paragraph l of this Schedule

7. If required by the Licensee an additional master videotape as in (l) above but to NTSC and/or SECAM standard

8. Copies of all such documents deeds and agreements establishing the right of Licensor to execute this Agreement

9. If required by the Licensee a short form assignment in the form provided by the Licensee

10.      Certificate naming the Licensee on the Errors and Omissions insurance

11. Foreign language dubbed or sub-titled versions and separate music effects track when required by Licensee

12.      Certificate of Origin

13.      Certificate of Authorship

14.      Laboratory access letter in a form approved by the Licensee

15.      Synchronisation/MCPS Licence

16.      Post production script

Delivery Contacts

Marketing:
Delivery Items:   3, 5

Production

Delivery Items:   1, 4, 6, 7, 11, 14, 15, 16

Business Affairs

Delivery Items:   2, 3, 4, 8, 9, 10, 12, 13, 15

(All Delivery Items to be despatched to the address at the head of the agreement).

The acceptance by the Licensee of less than all of the foregoing items in respect of the Programme shall in no event be construed as a waiver of the Licensor's obligation to deliver all of the above items. No waiver of delivery of any such item shall be binding unless in writing and signed by the Licensee.

                                   SCHEDULE 3

                                   TRADEMARKS

1.       Proprietor

         Licensor/ Principal

2.       Trademarks

         Licensor's work mark and logo types as supplied as part of the Delivery Materials.

3.       Trademark Usage

3.1      "The Licensee hereby warrants, undertakes and agrees that:-

3.1.1 the Licensee shall use the Trade Marks in the form stipulated by the Licensor and shall observe any reasonable and lawful directions given by the Licensor as to colours and size of the representations of the Trade Marks and their manner and disposition on the Videograms and packaging thereof;

3.1.2 whenever the Trade Marks are used by the Licensee they shall be accompanied by wording and any relevant symbol to show that they are registered trade marks (or as the case may be, trade marks) used by the Licensee with the permission of the Licensor. The terms of such wording and its placing shall be as agreed by the Licensor and the Licensee as soon as practicable prior to publication by the Licensee

3.1.3 in displaying the Trade Marks the Licensee shall not use any other names, marks or wording in a manner which would lead third parties to believe that the Trade Marks are owned by any person other than the Propietor;

3.1.4 the Licensee shall use the Trade Marks only in the manner of Trade Marks and in connection with the manufacture, marketing, distribution and sale of Videograms and upon no other merchandise and for no other purpose and shall not use any mark or name confusingly similar to the Trade Marks in respect of any merchandise;

3.1.5 the Licensee shall in all respects cooperate fully with the Licensor at the expense of the Licensor and at its request during the life of this Agreement and thereafter in protecting and maintaining the Proprietor's exclusive title to the Trade Marks in the Territory and any registrations thereof and shall give the Licensor such information as to the Licensee's use of the Trade Marks as it may reasonably require and shall give all reasonable assistance and execute all deeds and documents which may be necessary to register and maintain the Trade Marks and/or to record the Licensee as a permitted or registered user thereof in any country forming part of the Territory in the name of the Proprietor;

3.1.6 the Licensee shall neither during the life of this Agreement nor thereafter except as herein provided use the Trade Marks or any colourable imitation thereof in any manner whatsoever including (without limitation) use thereof as or within a trade mark, trade name, company name, commercial name or title of establishment;

3.1.7 the Licensee shall not do or permit to be done any act which would or might jeopardise or invalidate any registration of the Trade Marks and shall not do any act which might assist or gives rise to an application to remove any such registration from any Register of Trade Marks in the Territory or which might prejudice the right or title of the Proprietor to the Trade Marks;

3.1.8 the Licensee will not make any representation or do any act which may be taken to indicate that it has any right, title or interest in or to the ownership or use of any of the Trade Marks except under the terms of this Agreement and acknowledges that save as aforesaid, nothing contained in this Agreement shall give the Licensee any right, title or interest in or to the Trade Marks;

3.1.9 all trade mark rights and goodwill deriving from use of the Trade Marks upon or in connection with the exploitation of the Programme hereunder by the Licensee shall accrue exclusively to the Proprietor and the Licensee shall at its expense and at the reasonable request of the Licensor do all that is reasonably required within its power to vest such rights and goodwill in the Proprietor both during the life of this agreement and thereafter.

                                   SCHEDULE 4

                                    TOY LINE

--------------------------------------------------------------------------------

Series   1 - Blind Bags 24 characters inc fact card /game

CDU (48)
       666001
90x130x90mm

--------------------------------------------------------------------------------

PRODUCT

--------------------------------------------------------------------------------
Pocket money 2.5" collectible characters from the series - Series one are the first 24 characters each CDU has 2 of each making 48 pieces per CDU.

--------------------------------------------------------------------------------

FEATURES/ USP
--------------------------------------------------------------------------------
Each blind bag has the element of surprise as kids will not know which characters they will get and thus drive collectibility, trading dynamics and nurture this line to become the driver for the concept as "Play Ground Currency"
--------------------------------------------------------------------------------

Each Blind Bag has instant play value, as there will be "good" monster and "bad" monster included along with a "top trumps" type of game card to introduce the kids to the "Quest"
--------------------------------------------------------------------------------

666006                  6 - Pack Mystery Monster Quest with Secret Monster 4
Blister (6)
                        styles in an assortment
215x280x35mm

--------------------------------------------------------------------------------

PRODUCT
--------------------------------------------------------------------------------

6 pack of 2.5" collectable monsters across 4 styles to complete the first series of 24 characters - each pack has its own image thus creating high impact display across the whole line. The line will be delivered in an assortment of 4.
--------------------------------------------------------------------------------


                                  FEATURES/ USP

--------------------------------------------------------------------------------
This product raises the value for money benchmark in this category by introducing 4 features in one product; 6 Collectable figures Includes a surprise mystery monster with bonus power Monster Quest Trading Game cards

--------------------------------------------------------------------------------
The Immortaliser (special dice to play the Quest Game)

This item will be the main driver of the pocket money strategy and should be seen as a vehicle to get the monsters in the hands of the kids to drive the overall Quest marketing strategy.

--------------------------------------------------------------------------------

                        12 - Pack Mystery Monster Collection with Game - 2
Box (12)
        666012          styles in an assortment
215x280x35mm

--------------------------------------------------------------------------------

PRODUCT

--------------------------------------------------------------------------------
12 pack of 2.5" collectable monsters across 2 styles to complete the first series of 24 characters - each pack has its own image thus creating high impact display across the whole line. The two styles will be sold as an assortment.

--------------------------------------------------------------------------------

                                  FEATURES/ USP

--------------------------------------------------------------------------------
This pack includes 2 mystery monsters with special bonus powers and Collector Fact Cards that can be used to trade and play the Monster Quest Game - There is a cross section of good monsters and bad monsters to release the instant play value of the product. The pack also includes a collector poster to record your monster collection with secret bonus codes that link to the website.

--------------------------------------------------------------------------------
Box (6)

666008               Monster Wizards Battle Tops
215x280x75mm

--------------------------------------------------------------------------------

PRODUCT

--------------------------------------------------------------------------------
6 pack of 2.5" collectable monsters with Battle top immortals and a battle arena to fight for Ultimate
Power
--------------------------------------------------------------------------------

                                  FEATURES/ USP

--------------------------------------------------------------------------------

Warlock and Morlock who rein act the battle for Ultimate Power to win Monsters - product supplied with six monsters to battle and you can add your collection to it to make the play value more exciting.

--------------------------------------------------------------------------------

                     24 - Pack

Blister (24)
      666024         Monster Mountain
300x415x35mm

--------------------------------------------------------------------------------

PRODUCT

--------------------------------------------------------------------------------

24 pack of 2.5" collectable monsters in a special presentation blister in the shape of Monster Mountain

--------------------------------------------------------------------------------

                                  FEATURES/ USP

--------------------------------------------------------------------------------
Big value for money pack to get the whole set of exclusive Monsters - UNIQUE set of 24 Monsters not available in any other format in the line

--------------------------------------------------------------------------------

Box

      666010         Monster Quest Board Game

395x285x70mm

--------------------------------------------------------------------------------

PRODUCT

--------------------------------------------------------------------------------

Monster Quest board game with miniature figures, environments and special game to battle for the ultimate power.

--------------------------------------------------------------------------------

                                  FEATURES/ USP

--------------------------------------------------------------------------------

Board Game has direct links to the show with Morlock's Castle and Warlocks Magic Store, characters battle with Warlock against Morlock and the evil monsters to collect as many monsters to gain ultimate power. Special forfeit cards, monster shrinker and staff of power features in this must have action packed family game.

--------------------------------------------------------------------------------

Blister

      666012         Staff of Power Monster Shrinker

500x70x70mm

--------------------------------------------------------------------------------

                                    PRODUCT

--------------------------------------------------------------------------------

Electronic light and sound staff of power includes monster capturer/ shrinker - to be used with role play dress up and Monster Quest Game formats

--------------------------------------------------------------------------------

                                  FEATURES/ USP

--------------------------------------------------------------------------------

Another key element from the show is the staff of power - it will capture monsters and banish them to the limbo of beyond with a special hide and reveal mechanism. Sound from the show and interactive element if used to battle against another staff - Set it for good or evil and let battle commence

--------------------------------------------------------------------------------

A MUST HAVE FOR ALL MONSTER FANS!

--------------------------------------------------------------------------------

                     Mad Scientist Monster Maker Laboratory                Box

      666013
395x285x70mm

--------------------------------------------------------------------------------

PRODUCT

--------------------------------------------------------------------------------

Big box item combining basic chemistry and magic set with the essence of the Monster show - special feature will be the monster maker laboratory and will create a play environment for the other miniature monsters in the line.

--------------------------------------------------------------------------------

                                  FEATURES/ USP

--------------------------------------------------------------------------------

Monster maker will be a cool lab version of Frankenstein's creation, mix the special potions and them place the monster tomb in place, hook up to the lightening generator and then watch out - these monsters are alive!!!

--------------------------------------------------------------------------------

Also includes elements of Warlocks magic shop to amaze your friends with the creepy tricks and magical illusions associated with monsters, myth and legend.